Exhibit 99.1

omniQ Signs Agreement with Multibillion Dollar Medical Center for its AI Based Cloud Software for Campus Parking Management, PERCS™

●	ominQ to deploy PERCS™ (Permitting, Enforcement, Revenue and Collection) Cloud-hosted Software

●	PERCS™ represents a SaaS Revenue model

●	Additional Gold Service Level Agreement (SLA) provides 24/7/365 support coverage

SALT LAKE CITY — omniQ Corp (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI) and IoT - based solutions, announced today a Phase 1 Software as a Service Agreement with a multi-billion dollar top ranked medical center (Medical Center), to deploy its PERCS™ (Permitting, Enforcement, Revenue and Collection) Cloud-hosted Software for campus parking management. On an annual basis, the Medical Center generates more than $5 billion in revenue, seeing more than 5 million patients, with more than 50,000 employees and runs a campus on more than 100 acres of land. The agreement calls for an initial two-year term of services with one year renewal options.

In addition, the Medical Center has entered into a Gold Service Level Agreement (SLA) with omniQ to provide 24/7/365 support coverage. The agreement provides terms for remote, onsite, upgrade, warranty, maintenance and hardware replacement throughout the term.

Omniq’s CEO, Shai Lustgarten stated, “The momentum continues, following our recent announcement regarding our AI based PERCS project at the Georgia State University we are honored to enter into an agreement with this top ranked Medical Center to provide our AI based PERCS™ software and to streamline campus parking management, and provide for around the clock support. It is hard to overstate how gratifying it is to have omniQ technology solutions selected by an organization that is at the forefront of modern medicine.”

omniQ PERCS™ will be deployed to aggregate data between various campus staff management systems. The PERCS™ cloud will manage the campus parking program. Data imported from the campus HR (Workday) system and (LSI and Lenel) Badging Systems will create parker accounts within PERCS™ cloud. The parking management staff will define parking rules for the campus staff and manage the overall parking program via PERCS™ cloud. Access to various parking areas for individual users will be downloaded to the existing Parking, Access and Revenue Control System (PARCS) in place. In addition, visitor lots can be enforced for permit violations with the omniQ VISION Mobile LPR vehicle on site.

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com